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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 January 26, 2006 (January 23, 2006)

Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code
 (303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On January 23, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Janus Capital Group Inc. ("Janus" or the "Company") approved a 2006 variable compensation plan for certain executive officers. The Committee set the fiscal 2006 performance metrics for bonuses and long-term incentive awards based on the 2006 variable compensation plan for executive officers of Janus, including the named executive officers. This plan will be further detailed in the proxy statement for the Company's 2006 annual meeting (expected to be filed with the Securities and Exchange Commission in late March 2006). For fiscal 2006, the performance metrics established by the Committee will consist of financial performance (50% weight) and key strategic objectives (50% weight). Financial performance will be based on the Company's adjusted operating margin and long-term net flows into Janus-affiliated mutual funds. Key strategic objectives will be generally based on the ability of the Company and its affiliates to: (i) maintain consistent strong investment performance with its Janus-affiliated mutual funds; (ii) leverage and expand its product line based on existing core competencies; (iii) expand Janus' diversified distribution channels; (iv) strengthen Janus' brand recognition and overall image; and (v) enhance the alignment of employee and Janus interests. In addition to the 2006 variable compensation plan, the Committee reserves the right to pay discretionary bonuses or long-term incentive awards to executive officers based on subjective considerations or extraordinary performance during the year.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: January 26, 2006	By:	/s/ DAVID R. MARTIN Executive Vice President and Chief Financial Officer

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  Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE